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                                                              EXHIBIT NO.  21.1

        SUBSIDIARIES OF GLOBAL CAPITAL PARTNERS INC.


                                                          Jurisdiction of
        Company                                           Incorporation
        -------                                           -------------

        EBI Securities Corporation                                    Colorado

        EBI Leasing Corporation                                       Colorado

        Eastbrokers North America, Inc.                               Delaware

        MoneyZone.com                                                  Nevada

        Eastbrokers Beteiligungs AG (through June 13, 2000)            Austria

        WMP Bank AG (through June 13, 2000)                            Austria

        Eastbrokers Warszawski Dom Maklerski s.a.
        (through June 13, 2000)                                        Poland

        EB Holding, druzba za upravljanje druzb d.d.

        (through June 13, 2000)                                       Slovenia

        eBrokers d.d. (through June 13, 2000)                         Slovenia

        Global Capital Markets, LLC                                   New York

        Sutton Online, Inc.                                           New York
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